AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of December, 2015, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit P attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listed series of the Trust to add the Huber Capital Mid Cap Value Fund; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written  instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit P is hereby superseded and replaced with Amended Exhibit P attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Huber	1

Amended Exhibit P to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series
Huber Capital Equity Income Fund
Huber Capital Small Cap Value Fund
Huber Capital Diversified Large Cap Value Fund
Huber Capital Mid Cap Value Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at May 1, 2015

Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP $[ ] /year
▪	Additional CUSIP Fee $[ ] /year
▪	NSCC Level 3 Accounts $[ ] /open account
▪	No-Load Fund Accounts $[ ] /open account
▪	Load Fund Accounts $[ ] /open account
▪	Closed Accounts $[ ] /closed account

1 basis point on the first $[   ]
.75 basis points on the next $[   ]
.50 basis points on the balance
Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response (VRU) calls and monthly maintenance
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/ Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $[ ] /CUSIP
▪	Expedited CUSIP Setup - $[ ] /CUSIP (Less than 35 days)

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC Profile, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions),voice response (VRU) development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, travel, excess history, FATCA and other compliance mailings.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Huber	2

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule at May 1, 2015

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over [ ] open accounts)
−	Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
−	Annual Base Fee - $[ ] /year
▪	FAN Web Select (Fund Groups under [ ] open accounts)
−	Implementation - $[ ] /fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $[ ] /year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $[ ] /hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $[ ] /event
−	Account Maintenance - $[ ] /event
−	Transaction – financial transactions, reorder statements, etc. - $[ ] /event
−	New Account Setup - $[ ] /event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[ ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $[ ] /year
▪	Per Record Charge
−	Rep/Branch/ID - $[ ]
−	Dealer - $[ ]
▪	Price Files - $[ ] /record or $[ ] /user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $[ ] /event
−	Per broker ID - $[ ] /month per ID
▪	Transaction Processing
            − Implementation - $[   ] /management company
            − Transaction – purchase, redeem, exchange, literature order - $[   ] /event
            − New Account Setup – $[   ] /event
            − Monthly Minimum Charge - $[   ] /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
−	$[ ] /fund group

Vision Electronic Statements (Continued)
▪	Load charges
−	$[ ] /image
▪	Archive charge (for any image stored beyond 2 years)
−	$[ ] /document
*Normal Vision ID and activity charges also apply.

Huber	3

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule (Continued) at May 1, 2015

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
            -  Setup: $[   ] /user
            -  Support: $[   ] /user per month
▪	ReportSource – Report and Data File Storage & Retrieval
            -  Setup: Included in intial fund setup on Transfer Agent system
            -  $[   ]/ user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc/ PowerSelect File Development
-	Standard ad-hoc select: $[ ] per file
-	Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
-	Support: $[ ] /file per month
-	Recurring files/ reports scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $[ ] one-time fee
-	Support: $[ ] /file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$[ ] implementation
−	$[ ] /month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$[ ] implementation
−	$[ ] /ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$[ ] implementation
−	$[ ] /ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$[ ] implementation
−	$[ ] /ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$[ ] implementation
−	$[ ] /ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$[ ] implementation
−	$[ ] /ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$[ ] /month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$[ ] /hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Huber	4

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule at December, 2015

Transfer Agent Training Services
▪	On-site at USBFS - $[ ] /day
▪	At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$[ ] /direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[ ] setup /fund group
▪	$[ ] /month administration
▪	$[ ] /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] /fund group per month

Literature Fulfillment Services*
▪	Account Management
−	$[ ] /month
▪	Inbound Teleservicing Only
−	Account Management - $[ ] /month OR
−	Call Servicing - $[ ] per call
−	Call Servicing - $[ ] /minute
▪	Lead Source Reporting
−	$[ ] /month
▪	Closed Loop Reporting
−	Account Management - $[ ] /month
−	Database Installation, Setup - $[ ] /fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$[ ] /monthly report

Huber	5

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at December, 2015

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
▪	$[ ] /transfer to successor trustee
▪	$[ ] /participant distribution (Excluding SWPs)
▪	$[ ] /refund of excess contribution
▪	$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$[ ] /outgoing wire transfer or overnight delivery
▪	$[ ] /telephone exchange
▪	$[ ] /return check or ACH or stop payment
▪	$[ ] /research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$[ ] setup/fund group
▪	$[ ] /certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $[ ]
-	10 Users – $[ ]
-	20 Users – $[ ]
-	30 Users – $[ ]
-	40 Users – $[ ]
-	50 Users – $[ ]
▪	Training
-	WebEx - $[ ] /user
-	On Site at USBFS - $[ ] /day
-	At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $[ ] /hour (8 hour estimate)
-	Recurring (per feed) - $[ ] /month

Huber	6

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

MARS Lite Setup and Implementation Fee Schedule at May 1, 2015

System Implementation Cost
▪	$[ ] – Historical Sales and Compliance and Contact Data from DST TA2000 or up to 2 years of data for MARS Lite

Standard MARS Interface
▪	$[ ]

Omni/SERV Interface Setup Fee
▪	$[ ]

MARS Omni/SERV Module Setup Fee
▪	$[ ]

MARS Training per Day
▪	$[ ]

Data Conversion- Schwab
▪	$[ ] - historical sales from Schwab for up to 2 years of sales history.

Data Conversion- Fidelity
▪	$[ ] - historical sales from Fidelity for up to 2 years of sales history.

Data Conversion- TD Ameritrade
▪	$[ ] - historical sales from TD Ameritrade for up to 2 years of sales history.

Data Conversion- DataLynx
▪	$[ ] - historical sales from DataLynx for up to 2 years of sales history.

Custom Data Interface Setup
▪	$[ ] per interface

MARS Lite Sales and Compliance Modules*
▪	$[ ] - $[ ]
* MARS Lite includes Schwab, Fidelity and OmniServ Interfaces.  Does not provide user access or CRM functionality.

Huber	7

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

MARS Sales Reporting & Compliance Services
Supplemental Services Fee Schedule at May 1, 2015

System Implementation Cost
▪	$[ ] - MARS Base 22c-2 Compliance Only Module
▪
$[   ] - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes TA2000 data. Additional NSCC transaction charges or other potential intermediary charges are not included.)

Products & Services (Monthly fee)
▪	$[ ] – MARS Sales Reporting (includes 5 users)
▪	$[ ] – MARS Compliance Reporting (includes 5 users)
▪	$[ ] – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)
Additional System Setup & Implementation Costs (One-time fee)
▪	$[ ] – Handheld Server Setup
▪	$[ ] – RIA Feed Setup
▪	$[ ] – CFG Fulfillment Setup
▪	$[ ] – Google Maps Integration Setup
▪	$[ ] – Coates Analytics Integration Setup
▪	$[ ] – Standard Interface Setup (cost per interface)
▪	$[ ] – Custom Data Interface Setup (cost per interface)
▪	$[ ] – iPad
▪	$[ ] - OmniServ
Additional Licenses (Monthly fee per user)
▪	$[ ] – CRM User
▪	$[ ] – Compliance User
▪	$[ ] – Sales Reporting User
▪	$[ ] – Omnibus Reconciliation User
▪	$[ ] – Handheld User
▪	$[ ] – iPad (5 users)

Additional Module Services (Monthly per user unless otherwise noted)
▪	$[ ] – Customer/Account Module (included with Compliance Module)
▪	$[ ] – Data Quality Module (only one license needed)
▪	$[ ] – Profile Module (only one license needed)
▪	$[ ] – Multiple Windows Module (only one license needed)
▪	$[ ] – Document Management Module (only one license needed)
▪	$[ ] – Coates Analytics (only one license needed)
▪	$[ ] – CFG Fulfillment (only one license needed)
▪	$[ ] – Mapping Integration Module – Google Maps (up to 10 users)
▪	$[ ] – RIA Monthly Load
▪	$[ ] – Schwab DSA Automated File Load
▪	$[ ] – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪	$[ ] – Schwab/Fidelity/TD Ameritrade Daily Compliance Portal Load
▪	$[ ] - OmniServ
MARS Training
▪	$[ ] /day plus travel and out-of-pocket expenses if required

Software or Report Customization
▪	$[ ] /hour
Enhanced Support Services (Monthly fee)
▪	$[ ] - $[ ] – Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis.

Upgrades & Enhancements – Quoted separately.

Huber	8

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services
Supplemental Services Fee Schedule at May 1, 2015

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] /statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee
Note: Quarterly minimum fee of $[   ].
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] /statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] /statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $[ ] /suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee
Note: Annual compliance minimum fee of $[   ].
FAN Web Transaction Fees
▪	View Consent Enrollment - $[ ] /transaction
▪	Consent Enrollment - $[ ] /transaction
▪	View Statements - $[ ] /view

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪
Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

(signature on the following page)

Huber	9

Amended Exhibit P (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit P.

Huber Capital Management, LLC

By: /s/ Gary Thomas                                                              Printed Name: Gary Thomas

Title: CCO                                                                    Date: _________________________

Huber	10